                                                                    EXHIBIT 99.1


            HAMBRECHT & QUIST LLC
---- H & Q ---------------------------------------------------------------------


                              BALANCE BAR COMPANY

         REQUIRED CONFIDENTIAL INFORMATION TO OPEN A BROKERAGE ACCOUNT


           Name (Account Title) ____________________________________________
                Mailing Address ____________________________________________
               City, State, Zip ____________________________________________
                    Citizenship ____________________________________________
           Country of Residence ____________________________________________
         Social Security Number ____________________________________________
                 Birth Date/Age ____________________________________________

                   Home Address ____________________________________________
               City, State, Zip ____________________________________________
          Home Telephone Number ____________________________________________

                       Employer ____________________________________________
             Business Telephone ____________________________________________
               City, State, Zip ____________________________________________
             Business Telephone ____________________________________________
                       Position ____________________________________________

     Owner of Restricted Shares ____________________________________________
10% Holder of a Public Company? ____________________________________________
     Broker Dealer Association? ____________________________________________
   Officer of a Public Company? ____________________________________________

                  Spouse's Name ____________________________________________
              Spouse's Employer ____________________________________________
                       Position ____________________________________________

                 Bank Reference ____________________________________________
                  Other Brokers ____________________________________________
           Investment Objective ____________________________________________
                  Annual Income ____________________________________________
                      Net Worth ____________________________________________

       NUMBER OF SHARES DESIRED ____________________________________________
             (OR DOLLAR AMOUNT)

Should any of the above information change, I will inform Hambrecht & Quist in writing.

                      Signature ____________________________________________

                 Account Number ____________________________________________

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

                             Request for Taxpayer
                    Identification Number and Certification

Form W-9                                                       Give form to the
(Rev. December 1996)                                           requester. Do NOT
                                                               send to the IRS.
Department of the Treasury
Internal Revenue Service
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PLEASE PRINT OR TYPE
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Name (if a joint account or you changed your name, see Specific Instructions on page 2.)


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Business name, if different from above. (See Specific Instructions on page 2.)


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Check appropriate box:  [_] Individual/Sole proprietor    [_] Corporation
                        [_] Partnership     [_] Other >__________________
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Address (number, street and apt. or suite no.)


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City, state, and ZIP code


--------------------------------------------------------------------------------
Requester's name and address (optional)


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PART I    TAXPAYER IDENTIFICATION NUMBER (TIN)
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Enter your TIN in the appropriate box.  For individuals, this is your social security number (SSN). However, if you are a resident alien OR a sole proprietor, see the instructions on page 2. For other entities, it is your employer identification number (EIN). If you do not have a number, SEE HOW TO GET A TIN on page 2.

NOTE: If the account is in more than one name, see the chart on page 2 for guidelines on whose number to enter.

Social security number                  OR        Employer identification number

_ _ _ - _ _ - _ _ _ _                             _ _ - _ _ _ _ _ _ _
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List account number(s) here (optional)


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PART II   FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See the instructions on page 2.)
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>
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PART III  CERTIFICATION
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Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS.--You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 2.)
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Sign  |
Here  | Signature >                                   Date >
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PURPOSE OF FORM.--A person who is required to file an information return with the IRS must get your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

     Use Form W-9 to give your correct TIN to the person requesting it (the requester) and, when applicable, to:

     1. Certify the TIN you are giving is correct (or you are waiting for a number to be issued),

     2.   Certify you are not subject to backup withholding, or

     3.   Claim exemption from backup withholding if you are an exempt payee.

NOTE: If a requester give you a form other than a W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

WHAT IS BACKUP WITHHOLDING?--Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange-transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

     If you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

     1.   You do not furnish your TIN to the requester, or

     2.   The IRS tells the requester that you furnished an incorrect TIN, or

     3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

     4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

     5. You do not certify your TIN when required. See the Part III instructions on page 2 for details.

     Certain payees and payments are exempt from backup withholding.  See the
Part II instructions and the separate INSTRUCTIONS FOR THE REQUESTER OF FORM
W-9.

PENALTIES

FAILURE TO FURNISH TIN.--If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

MISUSE OF TINS.--If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

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

           HAMBRECHT & QUIST LLC
--- H & Q -------------------------------------- FREE-RIDING AND WITHHOLDING----
                                                         QUESTIONNAIRE




Account Number__________________________________________________________________

Account Name____________________________________________________________________


With respect to "Hot Issues," the NASD places restrictions on certain categories of accounts. Please complete and return the following questionnaire in order that a determination may be made as to whether the subject account will be designated restricted.

Are any of the beneficial owners* of the account, or any member of their immediate family (see definitions in footnote next page):

Yes  No

[_]  [_]  1.   A broker/dealer, including members of the National
          Association of Securities Dealers, Inc. (NASD)?

[_]  [_]  2.   An officer, director, general partner employee or agent of H&Q or any other broker/dealer including members of the NASD, or a person associated with H&Q or any other broker/dealer or member?

[_]  [_]  3.   A person who is a finder in respect to a public offering or any person acting in a fiduciary capacity to the managing underwriter of a public offering, including, among others, attorneys, accountants and financial consultants?

[_] [-] 4. A senior officer of a bank, insurance company, registered investment advisory firm or any other institutional type of account, or any person in the securities department of, or an employee of, or any other person who may influence or whose activities are directly or indirectly related to the function of buying or selling securities for any bank insurance company, registered investment advisory firm, or other institutional type of account?

                                                                       Continued
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

                HAMBRECHT & QUIST LLC
-------H & Q-------------------------------------------------------------------


         Is this account:


          Yes   No

          [_]   [_]   5.  A foreign or domestic bank, trust company or other
                      entity serving as a conduit for an undisclosed principal?

          [_]   [_]   6.  Managed by a registered investment adviser or other
                      money manager with complete discretionary authority over the account?

          [_]   [_]   7.  A domestic or foreign investment partnership,
                      corporation or other entity (except companies registered under the Investment Company Act of 1940) including, but not limited to, hedge funds or investment clubs?


       If the answer to number 7 is "yes," please list below the names and business connections of all persons having a beneficial interest in the account (or attach to this Questionnaire a similar schedule of partners or shareholders).


                                                  ALL BUSINESS CONNECTIONS
                                                   (including employment
          NAME OF PARTNER/SHAREHOLDER                 by entities listed
               BENEFICIAL OWNER                       in 1 through 4 above)
          ---------------------------             -------------------------











                                                  _________________________
                                                            SIGNATURE

       * "Beneficial owner (interest)" means not only an individual with an ownership interest in the account, but also any person listed in paragraphs (1) through (4) of this questionnaire with any direct financial interest in the account including, but not limited to, the receipt of management fees based on the performance of the account.

       ** "Immediate family" is defined as including parent, mother-in-law or father-in-law, husband or wife, brother or sister, brother-in law or sister-in laws, children, or any relative to whose support the person contributes directly or indirectly.


Rev.5/95
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

                            -----------------------
                           |   HAMBRECHT & QUIST   |
                           |        L.L.C.         |
                           |                       |
                           |     CASH ACCOUNT      |
                           |       AGREEMENT       |
                            -----------------------

                          ----------------------------
                         |H| | | | | | | | | |  | | | |
                          -------------------    -----
                         |  ACCOUNT NUMBER   |  | RR# |
                          ----------------------------
                         |                            |
                          ----------------------------
                         |        ACCOUNT NAME        |
                          ----------------------------
                         |                            |
                          ----------------------------
                         |      ACCOUNT ADDRESS       |
                          ----------------------------

                       This is A Contractual Agreement.
                 Do Not Sign Until You Have Read It Carefully.
              Retain one copy of this contract for your records.

     In consideration of your accepting and/or continuing one or more accounts either individually or jointly with others (hereinafter referred to as the "accounts") for me in the purchase and/or sale of securities and/or other property usually and customarily dealt in on exchanges, boards and markets (hereinafter referred to as "property"). I agree as follows:

     1. STOCK EXCHANGE RULES AND SECURITIES LAWS. All transactions under this Agreement shall be subject to the constitution, rules, regulations, customs and practices of the exchange or market, and clearing corporation, if any, where such transactions are executed; and to the rules and regulations of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, and all other applicable federal and state agencies and self-regulatory organizations. If any future acts, orders, rules or regulations amendatory of the foregoing and/or supplemental thereto are inconsistent with any of the provisions hereof, such provisions shall be deemed modified or superceded and all other provisions shall continue in full force and effect.

     2. ORDERS TO PURCHASE OR SELL. All orders for the purchase or sale of any property are given by me and executed for me with the distinct understanding on my part that an actual purchase or sale is intended and that it is my intention and obligation to deliver property to cover any and all of my sales and in the case of purchases to receive and pay for such property and that I will do so upon your demand. I agree not to exceed the position limits set by you or by any federal agency as well as limits established by options exchanges for my own account, acting alone or in concert with others. I agree I will not place an order to purchase a security which, at the time of the order and purchase, I intend to sell before I have fully paid therefor.

     3. CLOSING OF ACCOUNT; PAYMENT OF OBLIGATIONS. At any time upon your demand, I shall discharge my liabilities to you, or, in the event of a closing of any of the accounts by you or me, in whole or in part. I shall pay you the deficiency, if any, and no oral agreement or instructions to the contrary shall be recognized or enforceable. I will maintain such collateral and/or margin as you, in your sole discretion, require from time to time and will pay promptly on demand any amount owing with respect to the accounts.

     4. GRANT OF LIEN; YOUR RIGHT TO SATISFY MY OBLIGATIONS FROM LIENED PROPERTY. Subject to the provisions of applicable statutes and regulations, I hereby grant to you a general and continuing lien and security interest in any or all of the property which may at any time be held, purchased and/or carried by you in the accounts and any or all of my property which may at any time be in your possession or control for any reason, including safekeeping, for the payment of all obligations and liabilities of mine to you however and whenever arising, irrespective of whether you have made advances in connection with such property and irrespective of the number of accounts I may have with you; and you are hereby authorized without notice to me, whenever you deem it advisable, to apply and/or transfer interchangeably between any accounts I may have with you (either individually or jointly) any or all of the property so held, and without notice to me and without regard as to whether you have (1) made advances with respect to such property or (2) in your possession or subject to your control at the time thereof other property of the same kind and amount, to transfer, sell and/or purchase any and all property in any of my accounts withhold, in the usual course of business to satisfy such obligations and liabilities to you and such general lien and security interest.

     5. YOUR RIGHTS IF I DEFAULT. Whenever in the exercise of your discretion you deem it necessary for your protection, you are hereby authorized and empowered to cancel outstanding orders for the purchase or sale of any property and, with or without prior demand or notice to me for initial or maintenance margin, or delivery of securities, to sell, assign and deliver all or any part of the property held or carried in the accounts and you may borrow or buy in any property required to make delivery against any sales including a short sale in account. Any loss resulting therefrom shall be charged to the accounts and I agree to indemnify and hold you harmless from all liability for such loss. Such purchase or sale may be public or private and may be made in such manner as you may in your absolute discretion determine, and no demands, calls, tenders or notices which you may make or give in any one or more instances will invalidate the aforesaid waiver on my part. Notwithstanding the foregoing, I understand that any such disposition of property must be in a commercially reasonable manner. Upon any such purchase or sale, and after deducting all costs and expenses (including reasonable attorney's fees) of a purchase or of sale and deliver, the residue of the proceeds will be applied to the payment of any liabilities to you and the surplus, if any, will be returned or credited to me. You may purchase the property free of any right of redemption at any such sale and I shall be and remain liable for any deficiency in the accounts. In the event of my death, incompetency or disability you and your pledgees shall have like power to sell, buy or cancel as herein provided without prior notice and without prior demand and before the appointment or qualification of executors, administrators, personal representatives, committees or conservators of my estate and/or property as if I were alive and competent.

     6. AGENCY. In all transactions for my account, I understand you are acting only in an agency capacity and not for the contra party, except when you disclose to me in writing at or before the completion of a particular transaction that you are acting with respect to such transaction as dealers for your own account or as broker for some other person.

     7. DEPOSIT OF MONIES; COMMINGLING. You may deposit all monies received from me, or in which I have an interest, in your general bank account and commingle them with your monies and the monies of any other person.

     8. EVENT BEYOND YOUR CONTROL. You shall have no liability for losses or actions caused directly or indirectly by execution, attachment, injunction, or other legal process, or government restrictions, exchange, clearing house or self-regulatory agency rulings or any other cause beyond your control.

     9. CONFIRMATIONS. Written confirmation of the purchase or sale of property and statements of the accounts shall be conclusive if forwarded to me within a reasonable time and if not objected to by me in writing within ten (10) calendar days after receipt.

     10. LONG SALES. When placing any order for long account, I will designate it as such and hereby authorize you to mark such order as being "long". Any sell order which I designate as being for long account will be for securities then owned or subject to immediate receipt by me and, if such securities are not then deliverable by you from the accounts, I agree to deliver them in sufficient time to fulfill any sell commitment and all applicable rules and regulations.

     11. COMMUNICATIONS AND NOTICES. Communications may be sent to me at the address on your records, or at such other address as I may hereafter give you in writing, and all communications so sent, whether by first class mail, postage prepaid, telegraph, messenger, or otherwise, shall be deemed given to me personally, whether actually received or not. Communications sent to me, or by me, by first class mail postage prepaid, shall be deemed received three business days after the date posted. Communications sent to me or by me by telegram shall be deemed received one business day after the date transmitted.

     12. REPRESENTATIONS. If an individual, I represent that I am of the age of majority as determined by the statutes of the state in which I reside and that I am not either an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of a member of any exchange, or of a member firm or a member corporation registered on any exchange, or of a bank, trust company, insurance company or of any corporation, firm or individual engaged in the business of dealing, either as broker or as principal, in securities, or, if I am, that I have obtained the appropriate authorization to have a margin account as provided by the rules of the New York Stock Exchange, Inc., if required. If at any time while I have the accounts I become so, I will immediately notify you in writing. If a corporation, partnership or trust, I represent that the undersigned has full power to enter into and perform the obligations hereunder, and that this Agreement has been duly authorized, executed and delivered. I further represent that no one except me has an interest on the accounts except as revealed in the title of the account. I further represent that prior to giving a buy or sell order for property issued by a corporation or other entity with which I am affiliated, I will disclose such affiliation to you.

     13. NEW YORK LAW; SUCCESSORS AND ASSIGNS. This agreement and its enforcement shall be governed by the laws of the state of New York. This Agreement covers each and every account which I may open or re-open now or in the future and or continue with you. All transactions made or entered in the accounts whether before or after the date I execute this Agreement, shall be treated as though made under and governed by the terms of this Agreement. This Agreement shall inure to the benefit of your present organization and any successor or assigns, and shall be binding upon me and my estate executors, administrators and assigns. Without limiting the generality of your right of assignment contained in this paragraph, I hereby consent and agree to the assignment and transfer by you at any future time, resulting from a merger sale of assets liquidation, or otherwise, of the accounts covered in this Agreement, including all property, credit and debit balances contained therein to any such successor organization or assignee and such assignment shall be binding upon me and my estate executors, administrators and assigns.

     14. CONSENT TO YOUR CREDIT INVESTIGATION. I understand that an investigation may be made pertaining to my personal and business credit standing and that I may make written request within a reasonable period of time for complete and accurate disclosure of its nature and scope.

     15. WAIVERS TO BE IN WRITING. Except as herein otherwise expressly provided, no provision of this Agreement shall in any respect be waived unless such waiver is committed to writing and signed by your officer or other authorized representative. Your failure to insist upon strict compliance with this Agreement or with any of its terms, or any course of conduct on your part, shall in no event constitute a waiver by you of any of your rights or privileges or a creation or acceptance by you of an agency for me or of obligations in my favor. You shall not be bound by any representation or agreement, oral or written, heretofore or hereafter made by any of your employees or agents which in any way purports to affect or diminish your rights or to create or increase your obligations under this Agreement.

     16. STATEMENT OF CREDIT PRACTICES. All amounts advanced by you and other balances due to you may be charged with interest pursuant to the terms of your statement entitled Credit Charges and Margin Requirements, receipt of which is herein acknowledged. I also agree to pay such other fees and or charges as you assess to cover your facilities and services, or those of your agents in accordance with your customary practices at the time of any such charge.

     17. AMENDMENTS. You may from time to time send me amendments to this Agreement. I understand that each such amendment shall become effective and be for all purposes considered a part of this Agreement unless I object in writing to such amendment within ten (10) days after I receive a copy of each such amendment.



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___________                       ____________________________________
   DATE                                         SIGNATURE


                                  I acknowledge retention of a copy
                                  of this Agreement


___________                       ____________________________________
   DATE                                         SIGNATURE


                                  ____________________________________
                                       TITLE (IF CORPORATION, ETC.)

                              COMMISSION SCHEDULE
                             FOR BALANCE BAR STOCK


                   .    1-600               $60.00
                   .    601-1500            .07 per share
                   .    1501-3000           .065 per share
                   .    3001+               .06 per share




                             COMMISSION SCHEDULE
                                FOR OTHER STOCK


                    .    1-600               $60.00
                    .    601-1500            .10 per share
                    .    1501-3000           .09 per share
                    .    3001+               .08 per share

________________________________________________________________________________


                        HAMBRECHT & QUIST LLC CONTACTS


                                 MICHAEL ROYER
                              SR. VICE PRESIDENT
                         EXECUTIVE FINANCIAL SERVICES
                             DIRECT (415) 439-3483
                          EMAIL: mroyer@hamquist.com


                                   MATT SIMI
                              SR. VICE PRESIDENT
                         EXECUTIVE FINANCIAL SERVICES
                             DIRECT (415) 439-3354
                           EMAIL: msimi@hamquist.com


                                DESIREE VAELEI
                                VICE PRESIDENT
                         EXECUTIVE FINANCIAL SERVICES
                                (415) 439-3482
                          EMAIL: dvaelei@hamquist.com


                                   ARVIN LEE
                          REGISTERED SALES ASSISTANT
                         EXECUTIVE FINANCIAL SERVICES
                                (415) 439-3246
                           EMAIL: alee@hamquist.com



            ......OR PLEASE FEEL FREE TO CALL OUR TOLL FREE NUMBER
                                (800) 227-3958

                                      FAX
                                (415) 439-3348

________________________________________________________________________________